Use these links to rapidly review the document
TABLE OF CONTENTS

Exhibit 10.8

Confidential Treatment Requested

ENERGY MARKETING SUPPORT AGREEMENT

Dated the 8th day of April, 2003

by and between

TXU PORTFOLIO MANAGEMENT COMPANY LP

AND

GEXA CORPORATION, DB/A GEXA ENERGY CORPORATION,

TABLE OF CONTENTS

Article 1 Definitions
Article 2 Nature of Relationship
Article 3 Purchase Contracts
Article 4 Sale Contracts
Article 5 Lockbox Agreement and Lockbox Account
Article 6 Reporting Obligations
Article 7 Fees
7.1 Monthly Credit Fee
7.2 Guarantee Fee
7.3 Administrative Fee
Article 8 Deferral of Accounts Payable
Article 9 Security Interest
Article 10 New Opportunities and Non-Solicitation
Article 11 Representations and Warranties
Article 12 Indemnification
Article 13 Limitation of Liability
Article 14 Events of Default; Remedies
Article 15 Conditions Precedent
Article 16 Miscellaneous
16.1 Term
16.2 Return of Documents and Information
16.3 Notices
16.4 Assignment
16.5 Entire Agreement; Amendments
16.6 Waiver
16.7 Governing Law
16.8 Severability
16.9 Confidentiality
16.10 Inspection of Records
16.11 Further Assurances
16.12 Imaged Agreement

i

        THIS ENERGY MARKETING SUPPORT AGREEMENT together with all exhibits and any written supplements hereto) (the "Agreement") is made and entered into as of this            day of                         , 2003 (the "Effective Date"), by and between TXU Portfolio Management Company LP, a Texas Limited partnership ("TXUPM"), and Gexa Corporation, D/B/A Gexa Energy Corporation, a Texas Corporation ("Gexa"). Each of TXUPM and Gexa may be referred to herein individually as a "Party" or collectively as "Parties".

        WHEREAS, TXUPM is engaged in the business of purchasing, and selling electric power; and

        WHEREAS, Gexa is engaged in the business of purchasing and selling electric power, and marketing electric power to residential and Small Commercial Customers; and

        WHEREAS, because of recent credit events in the power marketing industry, Gexa is unable to meet the credit support requirements of` suppliers without the assistance of a larger and more established entity such as TXUPM in enabling their obligations; and

        WHEREAS, the Parties desire to enter into all arrangement whereby TXUPM will purchase and resell to Gexa electric capacity and energy and will provide Gexa with various services as set forth herein to support Gexa's growth strategy, and Gexa will pay fees to TXUPM for such services, and grant TXUPM a first priority security interest in certain of Gexa's assets; provided, however, that TXUPM shall not act as an investment advisor or partner of Gexa.

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1 Definitions

        1.1   "Affiliate" means, with respect to a Party, any entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Party. For this purpose, "control" means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

        1.2   "Approved Third-Party Seller" shall have the meaning set forth in Section 3.2.

        1.3   "Assumed Contract(s)" has the meaning set forth in Section 3.1.

        1.4   "Bankrupt" means with respect to any entity, such entity (i) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it, (ii) makes an assignment or any general arrangement for the benefit of creditors, (iii) otherwise becomes bankrupt or insolvent (however evidenced), (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (v) is generally unable to pay its debts as they fall due.

        1.5   "Billing Services Agreement" shall have the meaning set forth in Section 4.1.

        1.6   "Business Day" means any day except a Saturday, Sunday, or a Federal Reserve Bank holiday. A Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time for the relevant Party's principal place of business. The relevant Party, in each instance unless otherwise specified, shall be the Party to whom the notice, payment or delivery is being sent and by whom the notice or payment or delivery is to be received.

        1.7   "Credit Guarantee" means a guarantee of payment, not of collection, which guarantees the obligations incurred by Gexa and which is issued by TXUPM or one its Affiliates for the benefit of a Customer, Third-Party Purchaser, Third-Party Seller, or any other entity.

1

        1.8   "Customer" means (1) any residential purchaser of electric power who resides in the Specified Geographic Region and who agrees to purchase electric power from Gexa; or (2) any Small Commercial Customer.

        1.9   "Deferred Payment Date" shall have the meaning set forth in Article 8.

        1.10 "Effective Date" is defined in the first paragraph of this Agreement.

        1.11 "Event of Default" has the meaning set forth in Section 14.1.

        1.12 "Imaged Agreement" shall have the meaning set forth in Section 15.12.

        1.13 "Information" shall have the meaning set forth in Section 15.9.

        1.14 "Interest Rate" means the lesser of (i) prime rate of interest in effect from time to time for large U.S. money center commercial banks as published under "Money Rates" by the Wall Street Journal (or any equivalent publication selected by TXUPM) plus three percent (3%) or (ii) the maximum lawful rate.

        1.15 "Investor Owned Utility" ("IOU") means any of the approved local electric power utilities listed in Exhibit 3.

        1.16 "Large Contracts" shall have the meaning set forth in Section 4.1(b).

        1.17 "Large Contract Threshold" shall have the meaning ser forth in Section 4.1(b).

        1.18 "Master Power Purchase and Sale Agreement" shall mean that certain Edison Electric Institute form of Master Power Purchase and Sale Agreement dated January 8, 2002 by and between Gexa and TXUPM.

        1.19 "Matching Confirmation" shall have the meaning set forth in Section 3.2.

        1.20 "Monthly Credit Fee" shall have the meaning set forth in Section 7.1.

        1.21 "Monthly Purchase Limit" shall have the meaning set forth in Section 3.8.

        1.22 "Monthly Purchase Obligations" means, with respect to a specified calendar month, the aggregate Purchase Obligations incurred for such month.

        1.23 "Monthly Sale Obligations" means, with respect to a specified calendar month, the aggregate Sale Obligations incurred for such month.

        1.24 "Payment Provision" shall have the meaning set forth in Section 4.1.

        1.25 "Purchase Contract" means an agreement for the purchase of electric power and/or transmission capacity by Gexa from either (1) TXUPM, under the Master Power Purchase and Sale Agreement, or such other power purchase and sale agreements as may be entered into by and between the Parties from time to time; or (2) an Unapproved Third-Party Seller, which such agreement has been entered into with the written consent of TXUPM pursuant to and is governed by a contract in form and substance acceptable to TXUPM.

        1.26 "Purchase Obligation" means an obligation to purchase electric power and/or associated transmission capacity incurred by Gexa pursuant to a Purchase Contract. Such obligations may be expressed in MWh's or in dollars.

        1.27 "Sale Contract" means either (1) an agreement for the sale of electric power by Gexa to a Customer which has been entered into pursuant to and is governed by a contract substantially similar to Exhibit 1; or (2) an agreement for the sale of electric power and/or transmission capacity by Gexa to a Third-Party Purchaser which has been entered into pursuant to and is governed by a contract substantially similar to Exhibit 2.

2

        1.28 "Sale Obligation" means an obligation to sell electric power incurred by Gexa pursuant to a Sale Contract. Such obligations may be expressed in MWh's or in dollars.

        1.29 "Small Commercial Customer" means an entity that is a non-residential user of electric power up to a total aggregate amount of 200 MWh per month or 1,100 MWh per year which has one or more commercial operations located within the Specified Geographic Region and which agrees to purchase electric power from Gexa.

        1.30 "Specified Geographic Region" means the geographic area that encompasses the service territories of the utilities listed in Exhibit 3 and approved by TXUPM.

        1.31 "Third-Party Purchase Contract" has the meaning set forth in Section 3.1.

        1.32 "Third-Party Purchaser" means an entity that is not a Customer and that agrees to purchase electric power and/or transmission capacity from Gexa.

        1.33 "Third-Party Seller" means an entity other than TXUPM identified by Gexa as a Third-Party Seller and that agrees to sell electric power and/or transmission capacity to TXUPM for resale to Gexa.

        1.34 "Unapproved Third-Party Seller" shall have the meaning set forth in Section 3.2.

Article 2 Nature of Relationship

        The purpose of this Agreement is to establish a relationship between the Parties whereby TXUPM will provide various forms of support and related services to Gexa to assist Gexa in acquiring supplies of electric energy and capacity to serve its requirements under its Sale Contracts, all as described more fully herein, and, in exchange, Gexa will (1) pay TXUPM fees for such services; (2) grant TXUPM a first priority security interest in certain of Gexa's assets to secure Gexa's obligations hereunder; and (3) provide TXUPM with the information necessary to provide such support. With respect to the relationship between the Parties:

        2.1   It is expressly understood and agreed that the relationship between TXUPM and Gexa described herein or established hereby is not a joint venture or a partnership.

        2.2   Except with respect to those business activities with which TXUPM's involvement is required under the terms of this Agreement, Gexa agrees that it will be solely responsible for conducting and managing its day-to-day business activities.

        2.3   Gexa shall be named as the contracting party in all Sale Contracts and Gexa shall be solely responsible for the performance of its obligations under such contracts.

        2.4   Gexa and TXUPM have entered into or will enter into arrangements wherein TXUPM will agree to provide to Gexa energy and capacity to serve its Customers and Small Commercial Customers.

        2.5   Gexa agrees not to misrepresent to third parties its relationship with TXUPM, as such relationship is described in this Agreement. To the extent Gexa has a need to describe its relationship with TXUPM to third parties, Gexa shall limit such description to the information contained in Exhibit 4. If Gexa provides such a description in written form, Gexa shall use the form of letter depicted in Exhibit 4; provided, however, that Gexa shall not change the language of Exhibit 4. In the event that TXUPM determines in its sole, reasonably exercised discretion that Gexa has represented its relationship with TXUPM in any manner other than as permitted in this Section 2.5 and Exhibit 4, such action shall be an Event of` Default hereunder.

3

Article 3 Purchase Contracts

        In order to obtain supplies of electric power, Gexa has and may enter into Purchase Contracts with TXUPM subject to the following terms and conditions:

        3.1   To provide electric power and capacity needed by Gexa to serve its purchasers, TXUPM and Gexa have entered into the Master Power Purchase and Sale Agreement, and Gexa has heretofore entered into certain Purchase Contracts with Third-Party Sellers ("Third-Party Purchase Contracts"). Subject to the last sentence of this Section 3.1, effective on the Effective Date, Gexa shall assign to TXUPM all Third-Party Purchase Contracts entered into by Gexa prior to the date of this Agreement (the "Assigned Contracts"). Such assignment shall be for a term ending upon the earlier of the termination of the respective Purchase Contract or the termination date of this Agreement. All electric energy and capacity, purchased by TXUPM under the Assigned Contracts shall be resold to Gexa under the Master Power Purchase and Sale Agreement. To the extent any existing Third-Party Purchase Contract cannot be assigned because of restrictions in such contract or lack of required consent by the seller thereunder, Gexa may continue to perform its obligations thereunder, and TXUPM shall incur no liability or responsibility with respect to such contract unless the Parties expressly agree otherwise in writing. Notwithstanding provisions of this Section 3.1 to the contrary, TXUPM shall not be obligated to accept assignment of any Third-Party Purchase Contract unless the seller under such contract meets the credit and other requirements of TXUPM. In the event TXUPM declines to accept assignment of a Third-Party Purchase Contract, Gexa may continue to perform its obligations thereunder, and TXUPM shall have no obligation or liability with respect to such contract or purchases thereunder.

        3.2   In the event Gexa desires that TXUPM enter into a contract for the purchase of electric power for resale to Gexa under the Master Power Purchase and Sale Agreement after the effective date of this Agreement, Gexa shall provide to TXUPM the name of such Third-Party Seller, the quantity of energy and capacity which Gexa desires TXUPM to purchase, pricing information and such other information as may be reasonably required by TXUPM to evaluate the proposal and the seller's ability to perform. TXUPM shall investigate the creditworthiness of each such Third-Party Seller and shall notify Gexa in writing of those Third-Party Sellers that satisfy TXUPM's credit and other requirements and which TXUPM is otherwise agreeable to having serve as a supplier (the "Approved Third-Party Sellers") and those with which TXUPM will not enter into a Third-Party Purchase Contract (the "Unapproved Third-Party Sellers"). TXUPM shall have the right to change its requirements at any time, and such right shall be exercisable by TXUPM in its sole discretion and without prior notice to Gexa.

        3.3   TXUPM shall use reasonable efforts to notify Gexa of the Approved or Unapproved status of any Third-Party Seller within five (5) Business Days of Gexa first providing the name of such Third-Party Seller and relevant information regarding the proposed transaction to TXUPM; provided, however, that failure of TXUPM to notify Gexa within such period shall not constitute or be construed as a designation of such Third-Party Seller as an approved Third-Party Seller.

        3.4   In the case of any Approved Third Party Seller, TXUPM shall agree to purchase Gexa's desired quantities of` electric power and capacity and resell the same to Gexa, both under terms and conditions satisfactory and approved in advance by the Parties, with such sale to Gexa being in the form of a written confirmation (the "Matching Confirmation") under the Master Power Purchase and Sale Agreement. In the event any Approved Third Party Seller defaults under a contract with TXUPM that results in declaration of all early termination by TXUPM, TXUPM may upon written notice to Gexa terminate the Matching Confirmation and the transaction thereunder.

4

        3.5   If TXUPM fails to approve any Third-Party Seller proposed by Gexa, Gexa may request TXUPM's consent to enter into a contract with such Unapproved Third-Party Seller for the purchase of` such electric power directly from such seller. TXUPM shall advise Gexa within ten (10) days of receipt of request whether TXUPM, in its sole discretion, approves such purchase by Gexa. If Gexa at any time enters into a Purchase Contract with an Unapproved Third-Party Seller without the prior written consent of TXUPM, such occurrence shall be deemed to be an Event of Default under this Agreement.

        3.6   If Gexa, with the consent of TXUPM, enters into a Purchase Contract with an Unapproved Third-Party Seller, Gexa shall use the form of agreement depicted in Exhibit 2. TXUPM shall have no responsibility or liability with respect to such contract or any purchases thereunder, and Gexa shall bear all risks associated with any such contract, unless otherwise agreed in writing between the Parties hereto. If Gexa and the Unapproved Third-Party Seller desire to add special provisions to Exhibit 2 or otherwise enter into a contract form that is not substantially similar to Exhibit 2, then TXUPM must approve such contract form before Gexa may execute same. If Gexa executes a Purchase Contract form that has not been previously approved by TXUPM, such occurrence shall be deemed to be an Event of Default.

        3.7   Gexa shall provide TXUPM with a copy of each executed Third-Party Purchase Contract, including any schedules, exhibits, or written amendments thereto, at least forty-eight (48) hours prior to the energy delivery date, and within forty-eight (48) hours of execution thereof.

        3.8   Unless Gexa has obtained the prior written approval of TXUPM, the Monthly Purchase Obligations incurred relating to any one (1) calendar month shall not exceed the quantity (expressed in MWh) set forth on Exhibit 5, attached hereto and made a part hereof (the "Monthly Purchase Limit"), and the term of any such contract shall not extend beyond the scheduled expiration date of this Agreement. If, at any time, Gexa exceeds the then current Monthly Purchase Limit without TXUPM's prior written approval, such occurrence shall be an Event of Default; provided, however, that TXUPM may, in its sole discretion, waive its rights that arise from any such Event of Default. The Monthly Purchase Limit shall be reviewed from time-to-time by TXUPM. TXUPM may, in its sole and absolute discretion, increase or decrease the Monthly Purchase Limit; provided, however, that no such increase or decrease shall be effective unless it is evidenced by written notice from TXUPM to Gexa, and in the event of a decrease to the Monthly Purchase Limit, Gexa must be notified at least 30 days in advance of the effective date of such decrease. In no event shall the Monthly Purchase Limit be decreased below Gexa's existing aggregate firm purchase or sale obligations for any month. No later than five (5) Business Days after any change in the Monthly Purchase Limit. TXUPM shall prepare and provide to Gexa a revised Exhibit 5 showing the new Monthly Purchase Limit, all prior Monthly Purchase Limits in effect and the dates which such Monthly Purchase Limits were in effect, which new Exhibit 5 shall supercede and replace all prior Exhibits 5 and shall be a part of this Agreement.

Article 4 Sale Contracts

        In order to sell electric power, Gexa may enter into Sale Contracts with its Customers and/or Third-Party Purchasers, subject to the following terms and conditions:

        4.1   With respect to Sale Contracts between Gexa and its Customers:

          (a)   Gexa shall use the form of agreement depicted in Exhibit l. If, at any time, Gexa desires to change the form of agreement it offers to its Customers, Gexa shall request that TXUPM review the new proposed form. Upon agreement of both Parties as to the new agreement form. The Parties shall execute a written amendment to this Agreement whereby the new form shall replace the form of agreement currently depicted in Exhibit 1.

5

          (b)   At any time Gexa has entered into and has outstanding Sales Contracts, each providing for the sale of more than [*] of electric power per month ("Large Contracts"), which in the aggregate provide for the sale of quantities equal to or less than [*] of Gexa's total sales quantities (the "Large Contract Threshold") Gexa must obtain approval in writing from TXUPM prior to entering into a Sales Contract with a Customer that provides for the sale of more than [*] of electric power per month. At any time when Gexa's transactions exceed the Large Contract Threshold, Gexa must obtain approval in writing from TXUPM prior to entering into a Sales Contract with a Customer that provides for the sale of more than [*] of electric power per month. Failure of Gexa to obtain such approval before entering into such contract shall be an Event of Default. In addition to the above, Gexa must obtain approval in writing from TXUPM prior to entering into a Sales Contract with a Customer that has an initial fixed term in excess of [*] years.

[*]
This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

          (c)   Gexa shall be responsible for invoicing all amounts due from Customers in connection with any Sale Contract. Gexa shall enter into an agreement (a "Billing Services Agreement") with a third-party billing service, which Billing Services Agreement shall have been reviewed and approved by TXUPM. For purposes hereof, Gexa/Cirro LLC, which is 50% owned by Gexa, shall qualify as a third party billing service notwithstanding Gexa's partial ownership. Unless Gexa obtains prior written approval from TXUPM, Gexa shall not invoice Customers directly. If Gexa fails for any reason to invoice any Customer within thirty (30) days after the initial meter read date, TXUPM may, at its option, invoice such Customer, or cause the Customer to be invoiced, to ensure that payments are received in a manner sufficient to timely satisfy the payment obligations of Gexa to TXUPM hereunder. Payments from such Customers under all Sale Contracts shall be delivered to the Lockbox Account (as defined in Section 5.1). Gexa represents, warrants and agrees that either (i) all Sale Contracts between Gexa and its Customers contain a provision directing the Customers to make payment for all sums due thereunder to the Lockbox Account (the "Payment Provision"), or (ii) Gexa shall give legally binding written instructions consistent with such Payment Provision to any Customer which is not a party to a Sale Contract already containing such a Payment Provision. Gexa agrees that all new Sale Contracts entered into between Gexa and its Customers shall contain a Payment Provision. Any changes to and/or notices regarding the Payment Provision for any Customer shall be approved in advance by TXUPM. If requested by TXUPM, Gexa shall provide TXUPM with copies of all then-existing written contracts with any and all Customers and electric power suppliers, as well as copies of monthly invoices and invoice registers relating thereto. Gexa's failure to comply with this Section 4.1(c) shall be an Event of Default.

        4.2   With respect to Sale Contracts between Gexa and Third-Party Purchasers:

          (a)   Gexa shall use the form of agreement depicted in Exhibit 2. If Gexa and the Third-Party Purchaser desire to amend or add special provisions to the agreement form in Exhibit 2 or otherwise enter into a contract form that is not substantially similar to Exhibit 2, then TXUPM must approve such contract terms before Gexa may execute such Sale Contract. If Gexa executes a Sale Contract form that has not been previously approved by TXUPM, such occurrence shall be deemed to be an Event of Default.

6

          (b)   All Sale Contracts between Gexa and Third-Party Purchasers involving the sale of an amount of electric power exceeding [*] per day must be approved by TXUPM prior to the execution thereof. Failure of Gexa to obtain such approval shall be an Event of Default.

[*]
This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

          (c)   All Sale Contracts between Gexa and Third-Party Purchasers must specifically state that the Third-Party Purchaser must remit any payments due to Gexa pursuant to such Sale Contract to the Lockbox Account and such Sale Contracts shall not provide for any other means or manner of payment to Gexa.

          (d)   If Gexa fails for any reason to invoice any Third-Party Purchaser within thirty (30) days after the initial meter read date, TXUPM may, at its option, invoice such Third-Party Purchaser, or cause the Third-Party Purchaser to be invoiced, to ensure that payments are received in a manner sufficient to timely satisfy the payment obligations of Gexa to TXUPM hereunder.

        4.3   Gexa agrees that it shall use reasonable efforts to ensure at all times that its Purchase Obligations reasonably balance with its Sale Obligations, each expressed in MWh, so that it will not have excess or insufficient Purchase Obligations or Sale Obligations as measured against its Sale Obligations or Purchase Obligations, respectively. Gexa further agrees to enter into such financial or physical agreements as may be necessary to minimize its exposure to movements in market prices of electricity, consistent with prudent business management.

Article 5 Lockbox Agreement and Lockbox Account

        5.1   TXUPM and Gexa have executed or will execute one or more agreements as necessary to establish a Lockbox account at a mutually agreeable bank (the "Lockbox Agreement"). A copy of the Lockbox & Depositary account Requirements are attached hereto as Exhibit 6. Such Lockbox Agreement shall be incorporated by reference in, and made part of, this Agreement. In the event the Lockbox agreement is modified or amended from time to time, such Lockbox Agreement, as modified or amended, shall for all purposes be deemed to be the Lockbox Agreement referred to herein. Pursuant to the terms of the Lockbox Agreement, the Parties have or will establish a demand deposit account (the "Lockbox Account") with JPMorgan Chase Bank (the "Bank") for the deposit of funds received by Gexa pursuant to Sale Contracts and for the disbursement of such funds to Gexa and to TXUPM as described in Section 5.5 below. The Parties agree that the execution of the Lockbox Agreement and the establishment of the Lockbox Account shall be conditions precedent to the effectiveness of this Agreement.

        5.2   All references in this Agreement to the "Lockbox Account" shall be deemed to be references to the account established pursuant to the Lockbox Agreement, irrespective of any differences in the terminology between this Agreement and the Lockbox Agreement. As collateral security for Gexa's obligations to TXUPM under this Agreement, Gexa hereby grants to TXUPM a present and continuing security interest in (a) the Lockbox and the Lockbox Account, (b) all contract rights and privileges in respect of the Lockbox or the Lockbox Account, and (c) all cash, checks, money orders and other items of value of Gexa now or hereafter paid, deposited, credited, held (whether for collection, provisionally or otherwise) or otherwise in the possession or under the control of, or in transit to, Bank or any agent, bailee or custodian thereof, and all proceeds of the foregoing, and the parties agree to give notice to the Bank in accordance with the Uniform Commercial Code of TXUPM's security interest in such collateral.

7

        5.3   The Lockbox Account shall be maintained during the entire term of this Agreement, and thereafter until all contracts entered into pursuant hereto shall have been settled. Notwithstanding anything to the contrary in any other agreement between the Parties, Gexa shall be responsible for all fees and service charges relating to the Lockbox Account; none of which shall be debited against the Lockbox Account.

        5.4   As stated in Sections 4.1(c) and 4.2(c), all Customers must be instructed that all payments due to Gexa thereunder must be deposited into the Lockbox Account.

        5.5   Disbursements from the Lockbox Account shall be made pursuant to the following:

          (a)   All funds received into the Lockbox Account shall be held in trust for the benefit of TXUPM to the extent of all amounts owing from Gexa to TXUPM.

          (b)   TXUPM shall invoice Gexa for all fees, costs, charges or payments due to TXUPM hereunder each month during the term of this Agreement. TXUPM shall be paid such fees, costs, charges or payments by disbursements to TXUPM from the Lockbox Account. If the Lockbox Account contains insufficient funds to completely satisfy any such TXUPM fee invoice, in addition to disbursement of any and all funds in the Lockbox Account to TXUPM, Gexa shall pay TXUPM any remaining deficiency by wire transfer within ten (10) Business Days of invoice due date. Gexa's failure to adhere to such obligations shall be deemed to be an Event of Default.

          (c)   Gexa shall have the obligation to initiate with TXUPM the request for disbursements to Gexa's electric power suppliers, transmission providers, investor owned utilities, and any other entities to which Gexa owes payment. Gexa shall notify TXUPM of any such request no later than 12:00 p.m. central prevailing time on the second Business Day prior to the requested date of payment.

          (d)   On a monthly basis, after all payments referenced in Sections 5.5(b) and (c) above have been paid, and to the extent there exist no other claims by TXUPM related to amounts owed by Gexa to TXUPM, then all remaining funds in the Lockbox Account shall be distributed to Gexa.

        5.6   In the event interest accrues to the amounts held in the Lockbox Account, Gexa shall be entitled to such interest, subject to any unsatisfied payment obligations under Section 5.5 above, and TXUPM agrees to authorize disbursements of such accrued interest to Gexa from time to time upon request by Gexa.

        5.7   Neither Party shall communicate with the Bank at which the Lockbox Account has been established regarding making any modifications to the Lockbox Account or the Lockbox Agreement without the prior written consent of the other Party. This provision shall survive the termination of this Agreement until all payments referenced in Sections 5.5(b) and (c) have been fully and finally paid. Failure to adhere to this provision shall be deemed to be an Event of Default.

        5.8   Gexa shall be responsible for all volumetric and financial accounting with respect to the Sale Contracts entered into pursuant to this Agreement. Within ten (10) days of the end of each calendar month during the term of this Agreement, Gexa shall deliver to TXUPM an accounting setting forth the beginning and ending balances in the Lockbox Account, together with a description (including amount) of each transaction conducted in connection with this Agreement for the period referenced. Upon TXUPM's request, Gexa shall provide supporting documentation of any such transactions.

        5.9   Billing under any Purchase Contracts shall be in accordance with those contracts.

8

Article 6 Reporting Obligations

        6.1   By 5:00 p.m. Central Time on the 5th day of each calendar month during the term of this Agreement, Gexa shall submit to TXUPM by e-mail and facsimile, a report containing the following information, expressed in both dollars and applicable units, with respect to obligations Gexa incurred in the immediately preceding month:

          (a)   the Monthly Sale Obligations in MWh, aggregated by ERCOT congestion zone (including, without limitation, the markets, market values, prices, and aggregate monetary obligations associated therewith); and

          (b)   the Monthly Purchase Obligations in MWh, aggregated by ERCOT congestion zone (including, without limitation, the suppliers, supply amounts, prices, and aggregate monetary obligations associated therewith).

        6.2   Within 10 days of the end of each calendar month during the term of this agreement, Gexa shall deliver to TXUPM the following information relating to the prior month's activity:

          (a)   Copy of the bank statement for the lock box account if sent to Gexa by the bank;

          (b)   Summary reports from the third party billing company showing billings, collections and adjustments activity;

          (c)   Summary accounts receivable aging reports from the third party billing company;

          (d)   Unaudited Gexa financial statements; and

          (e)   A reconciliation in a mutually acceptable format that shows fundamental changes in book cash, bank cash and book accounts receivable that materially agree to items (a) through (d) noted above in this Section 6.2.

Article 7 Fees

        TXUPM shall invoice Gexa for the fees described in Sections 7.1, 7.2 and 7.3 below on or about the 10th day of each calendar month during the term of this Agreement. Payment of such fees by Gexa shall be due on the 20th day of the month in which such invoice is received; or if such day is not a Business Day, then the next following Business Day. Any payment not made by the due date shall bear interest at the Interest Rate from the due date until the date paid.

        7.1   Monthly Credit Fee

        Gexa shall pay TXUPM a monthly fee (the "Monthly Credit Fee") based upon [*]:

          (a)   [*]

          (b)   [*]:

[*]
This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

          (c)   TXUPM shall have the right at reasonable times to audit the books and records of Gexa as necessary to determine the quantity of purchases made by Gexa and the accurate of the Monthly Credit Fees charged and to monitor Gexa's compliance with the terms, conditions and obligations of this Agreement.

9

        7.2   Guarantee Fee

        In the event from time to time Gexa requests TXUPM to provide guarantees of any of its obligations in connection with Purchase Contracts or Sale Contracts, [*]. In the event that TXUPM or one or more of its Affiliates does provide such Credit Guarantee(s), Gexa shall pay to TXUPM, with respect to each calendar month or portion thereof during which such Credit Guarantee(s) remains in force and effect, an amount equal to [*] (the "Guarantee Fee").

[*]
This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

        7.3   Administrative Fee

        The Parties acknowledge that TXUPM will incur significant administrative costs in connection with providing services to Gexa pursuant to this Agreement. In consideration for TXUPM providing such services to Gexa, Gexa agrees to pay TXUPM an administrative fee [*].

[*]
This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

Article 8 Deferral of Accounts Payable

        The Parties acknowledge that from time to time with respect to any calendar month during the term of this Agreement, Gexa may have certain payment obligations to TXUPM, Affiliates of TXUPM, Third-Party Purchasers, Third-Party Sellers, transmission providers, or investor owned utilities, that are due prior to the time Gexa will be receiving payments from its Customers. In that event, TXUPM may, upon Gexa's request, but shall never be obligated to, defer the payment date on all or any portion of amounts payable by Gexa to TXUPM. The amount and period of any such payment deferral shall be in the sole discretion of TXUPM. In the event that TXUPM makes such a deferral at the request of Gexa, Gexa shall pay TXUPM the entire amount of the deferred payments on or before the termination of the period of deferral stipulated by TXUPM (the "Deferred Payment Date") and shall include interest on the deferred amounts from the date due but for such deferral until the date of payment at a rate of interest equal to the Interest Rate. Gexa shall provide TXUPM at least two (2) Business Days' prior written notice of its request for a deferral of any payment obligation, and shall include in such request the amount and period of such requested deferral. If Gexa has not made any deferred payment in full by the Deferred Payment Date, then such failure shall be an Event of Default.

Article 9 Security Interest

        In consideration of TXUPM providing to Gexa the forms of credit support and other services described herein, Gexa agrees to grant TXUPM a first priority security interest in and lien against certain of Gexa's assets. These assets shall include but shall not be limited to: All electric power purchased by Gexa for resale to Customers as contemplated by this Agreement; all contracts, including but not limited to, Sale Contracts and Purchase Contracts and all proceeds thereof, including all accounts receivable and all cash or non-cash proceeds of those accounts receivable, including all amounts held in the Lockbox Account. To effect the grant of such security interest, Gexa has executed a Security Agreement, a copy of which is attached hereto as Exhibit 7. Gexa acknowledges and agrees that TXUPM shall be the sole security interest holder and lien holder with respect to the collateral described in the Security Agreement. Gexa represents and warrants that this shall be true at the time of Gexa's execution of the Security Agreement and throughout the entire Term of this Agreement. Failure by Gexa to satisfy the foregoing shall be deemed to be an Event of Default under this Agreement.

10

Article 10 New Opportunities and Non-Solicitation

        To the extent the Parties agree to additional services to be provided under this Agreement, the terms and conditions related to the provision of such additional services shall be included in a written amendment to this Agreement which shall be executed by both Parties. Further, in consideration for the prices and fees quoted for provision of the services described herein, Gexa agrees that during the term of this Agreement, Gexa shall not solicit or enter into any similar arrangements or agreements with any third party for services substantially similar to those described in this Agreement. TXUPM may enter into arrangements or agreements related to services substantially similar to those described in this Agreement with other third parties that conduct similar business.

Article 11 Representations and Warranties

        Each Party represents and warrants to the other Party that: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (ii) it has all regulatory authorizations necessary for it to legally perform its obligations under this Agreement and each transaction contemplated hereunder; (iii) the execution, delivery and performance of this Agreement is within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any contracts to which it is a party or any law, rule, regulation, order or the like applicable to it; (iv) this Agreement and each other document executed and delivered in accordance with this Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms; subject to any defenses pertaining to bankruptcy, insolvency, reorganization, and other laws affecting creditors' rights generally; (v) it is not Bankrupt and there are no proceedings pending or being contemplated by it or, to its knowledge, threatened against it which would result in it being or becoming Bankrupt; (vi) there is not pending or, to its knowledge, threatened against it or any of its Affiliates any legal proceedings that could materially adversely affect its ability to perform its obligations under this Agreement; (vii) no Event of Default with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement; and (viii) it is acting for its own account, has made its own independent decision to enter into this Agreement and as to whether this Agreement is appropriate or proper for it based upon its own judgment, is not relying upon the advice or recommendations of the other Party in so doing, and is capable of assessing the merits of and understanding, and understands and accepts, the terms, conditions and risks of this Agreement.Gexa represents and warrants that at the time of execution of this Agreement there shall be no accrued or unaccrued rights, obligations or interests of Aquila Energy Marketing corporation or any of its Affiliates or successors with regard to any matter subject to this Agreement, and that the Energy Marketing Agreement for Electric Power dated January 1, 2002 between Gexa and Aquila Energy Marketing Corporation has, on or before the Effective Date of this Agreement, been terminated, and all obligation between Gexa and Aquila arising out of such agreement have been fully discharged and released.

Article 12 Indemnification

        Subject to the limitations on liability set forth in Article 13 hereof, each Party (the "Indemnifying Party") shall indemnify and hold harmless the other Party, its Affiliates, and their respective directors, officers, agents and employees against any and all claims, actions, damages, and expenses (including reasonable attorneys' fees) arising out of or relating to the actions or inactions of the Indemnifying Party or its personnel in connection with this Agreement.

11

Article 13 Limitation of Liability

        FOR BREACH OF ANY PROVISION OF THIS AGREEMENT FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. EXCEPT FOR WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OR FOR NONPAYMENT OF AMOUNTS DUE PURSUANT TO THIS AGREEMENT, NEITHER TXUPM NOR ANY OF TXUPM'S DIRECTORS, OFFICERS, GOVERNING BOARD MEMBERS, AGENTS, OR EMPLOYEES SHALL BE LIABLE TO CLIENT OR ANY OTHER PARTY FOR ANY LOSS, DAMAGE, CLAIM, COST, CHARGE OR EXPENSE ARISING FROM PERFORMANCE OR NONPERFORMANCE UNDER THIS AGREEMENT. THIS ARTICLE 13 SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT.

Article 14 Events of Default; Remedies

        14.1 In addition to those occurrences specifically identified in this Agreement as an "Event of Default", each of the following occurrences shall constitute an Event of Default with respect to a Party (the "Defaulting Party"):

          (a)   the failure to perform any material covenant or obligation set forth in (1) this Agreement (including, but not limited to, those occurrences specifically referred to herein as being deemed to be "Events of Default"); (2) any Purchase Contract or Sale Contract; or (3) any other agreement between the Parties entered into pursuant to or otherwise related to this Agreement, which failure is not remedied within three Business Days after written notice from the Non-Defaulting Party;

          (b)   the failure to make, when due, any payment required pursuant to this Agreement if such failure is not remedied within three (3) Business Days after receipt of written notice;

          (c)   any representation or warranty made by such Party herein is false or misleading in any material respect when made or when deemed made;

          (d)   such Party becomes Bankrupt;

          (e)   such Party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferring entity fails to assume all the obligations of such Party under this Agreement to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other Party.

12

        14.2 If an Event of Default with respect to a Defaulting Patty shall have occurred and be continuing, then the other Party (the "Non-Defaulting Party"), shall have the right to (i) to designate a day, no earlier than the day such notice is effective and no later than twenty (20) days after such notice is effective, as an early termination date ("Early Termination Date") to accelerate all amounts owing between the Parties and to liquidate and terminate this Agreement, the Energy Supply Agreement and all Purchase Contracts between the Parties, (ii) withhold any payments due to the Defaulting Party under this Agreement and all other agreements between the Parties entered into pursuant hereto, (iii) suspend further performance under this Agreement and all Purchase Contracts, and to exercise any or all rights under any this Agreement, any Purchase Contract and the security agreements between the Parties. It is specifically agreed that an Event of Default hereunder shall also constitute a default under the Energy Supply Agreement and each and every Purchase Contract between the Parties.

        14.3 The remedies herein shall be in addition to and shall in no way modify, supersede or affect the remedies set forth in any Purchase Contract or Sale Contract.

Article 15 Conditions Precedent

        Notwithstanding anything in this Agreement to the contrary, TXUPM shall not be obligated to sell any quantities of Energy to Gexa or to take any other action under this Agreement or under the Master Power Purchase and Sale Agreement unless or until such time as the all of the following listed requirements have been completed:

  that certain Assignment and Assumption Agreement between TXUPM, Gexa, BP Energy Company and Coral Power, L.L.C. has been fully executed by all parties thereto;

  that certain Intercreditor Agreement between TXUPM, Gexa, Cora Power, L.L.C. and Aquila Merchant Services, Inc. has been fully executed by all parties thereto; and

  all documents necessary to create and implement the Lockbox Account have been fully executed and the Lockbox Account has been established.

Article 16 Miscellaneous

        16.1 Term

        Unless terminated earlier in accordance with this Agreement, this Agreement shall remain in full force and effect from the Effective Date and continue for a five (5) year period (the "Initial Term"). At the end of the Initial Term, this Agreement shall continue year-to-year thereafter until terminated by either Party at the end of the Initial Term or at the end of any one year period thereafter with one hundred twenty (120) days prior written notice to the other Party. Such termination shall not affect or excuse the performance of either Party under any provision of this Agreement that by its terms survives such termination. Further, such termination shall not affect or excuse the performance by either Party under this Agreement or any agreement between the Parties entered into pursuant hereto related to obligations which were undertaken prior to such termination and which remain unperformed at the time of such termination. Termination of this Agreement shall not affect the continued effectiveness of the Master Purchase Agreement.

        16.2 Return of Documents and Information

        Upon the termination or expiration of this Agreement, each Party shall destroy or return to the other all documents, data, and information belonging to the other Party and shall cooperate fully to ensure that the termination of this Agreement and the transition is accomplished in an efficient and businesslike manner. In the event such documents are destroyed, such destruction shall be certified to the Party owning the information by an officer of the Party destroying the same.

13

        16.3 Notices

        Except as otherwise provided herein, all notices to be served under this Agreement shall be in writing and shall be deemed effectively given (i) when personally delivered, (ii) when received by documented overnight delivery service, (iii) when received by facsimile or either electronic means (to the extent that receipt is confirmed), or if received on a day which is not a Business Day or if received after 4:00 p.m. on a Business Day, on the next following Business Day, or (iv) on the first date of attempted delivery after being deposited as certified or registered mail, return receipt requested, in the United States mail, with postage prepaid thereon, to the addresses set forth below, or to such other addresses as may be stated by the receiving party in writing from time to time.

Gexa Corporation: 24 Greenway Plaza, Suite 1826 Houston, Texas 77046 Attention: Neil Liebman Telephone: (713) 961-9399 Facsimile: (713) 961-7997	TXU Portfolio Management Company LP: 1717 Main Street. Suite 2000 Dallas, Texas 75201 Attention: Contract Administration Telephone No: (214) 875-9471 Facsimile: (214) 875-9066

        16.4 Assignment

        None of the rights or obligations under this Agreement may be assigned or transferred by either Party without the prior written consent of the other Party; provided, however, that TXUPM may transfer all or any portion of its rights and obligations under this Agreement to any Affiliate of TXUPM without such consent.

        16.5 Entire Agreement; Amendments

        Except for additional agreements between the Parties expressly referenced herein, this Agreement contains the entire understanding and agreement of the Parties and shall form a single integrated agreement between the Parties. This Agreement may be modified, altered or amended only by an agreement in writing, signed by both Parties.

        16.6 Waiver

        No waiver of any provision of this Agreement shall be valid or enforceable unless in writing and signed by the Party against whom enforcement of the waiver is sought. The waiver of any provision of this Agreement, at any time, by either Party, shall not constitute a waiver of future compliance with such provision or a waiver of compliance with any other provision of this Agreement.

        16.7 Governing Law

        This Agreement and all disputes arising hereunder shall be subject to, governed by, and construed in accordance with the laws of the State of Texas, and any litigation hereunder shall be brought only in the state of federal courts in Dallas County, Texas. Each Party hereby submits to the jurisdiction of such courts for all purposes hereof.

        16.8 Severability

        Except as otherwise set forth herein, in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, all other provisions of this Agreement shall remain enforceable to the fullest extent permitted by law.

14

        16.9 Confidentiality

        Each Party acknowledges that during the term of this Agreement, it will have access to and receive oral and written information concerning the other Party and the transactions entered into pursuant to or otherwise related to this Agreement (collectively, the "Information"). Each Party hereby agrees that it will use the Information solely for the purposes related to this Agreement. Each Party hereby further agrees that, unless required by applicable law, order, or rule, it will not disclose any of the Information to any third party other than such Party's employees, Affiliates, lenders, counsel, accountants, or other advisors. Each Party further agrees that it will notify the other Party of any proceeding of which it is aware that may result in disclosure of Information and shall use reasonable efforts to prevent or limit such disclosure.

        16.10 Inspection of Records

        TXUPM shall have the right at reasonable hours and upon reasonable notice to examine the books, records and charts of Gexa to the extent reasonably necessary to verify the accuracy of any invoice, payment, measurement, calculation, or determination made pursuant to the provisions of this Agreement. If any such examination reveals, or if either Party discovers, any error or inaccuracy in its own or the other Party's invoice, payment, calculation, measurement or determination, then proper adjustment and correction thereof will be made as promptly as practicable thereafter; provided, however, that no adjustments or corrections will be made with respect to errors or inaccuracies unless reasonable specific written notice of such error or inaccuracy is given to the other Party within two (2) years of the date of such erroneous or inaccurate invoice, payment, calculation, measurement or determination; and provided further that no interest shall accrue on the payment of any such errors or inaccuracies from the date of the original error to the date the corrected amount is due.

        16.11 Further Assurances

        The Parties agree to take such further actions and execute such further documents as may be reasonably necessary or appropriate to complete the transactions contemplated hereunder. Further, the Parties agree to execute such additional documents, instruments, or agreements, (including amendments to this Agreement), and take such further action as TXUPM may deem reasonably necessary to cure any error or omission, to perfect any security interest granted by Gexa, to comply with applicable law or regulation or otherwise effectuate the provisions or purposes of this Agreement.

        16.12 Imaged Agreement

        Any original executed Agreement, Purchase Contract, Sale Contract, Confirmation or other related document may be photocopied and stored on computer tapes and disks (the "Imaged Agreement"). The Imaged Agreement, Purchase Contract or Sale Contract, if introduced as evidenced on paper, the Confirmation if introduced as evidence in automated facsimile form, and all computer records of the foregoing, if introduced as evidence in printed format, in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between the Parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither Party shall object to the admissibility of a Confirmation or any Imaged Agreement (or photocopies of the transcription of the Confirmation or the Imaged Agreement) on the basis that such were not originated or maintained in documentary form under either the hearsay rule, the best evidence rule or other rule of evidence.

15

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

TXU PORTFOLIO MANAGEMENT COMPANY LP, By: TXU Portfolio Optimization Company LLC, Its General partner		GEXA CORPORATION D/B/A GEXA ENERGY CORP.
By:	/s/ Jeff Shorter, Sr. Vice President	By:	/s/ Neil Leibman, CEO

16

Exhibit 1
Form of Customer Sales Contract

        RESIDENTIAL TERMS OF SERVICE—RELIANT/HL&P, Central Power & Light, West Texas Utilities, Texas New Mexico Power & Oncor/TXU AREAS—VERSION: 03-15-2002p

        NON-RESIDENTIAL TERMS OF SERVICE—RELIANT/HL&P, Central Power & Light, West Texas Utilities, Texas New Mexico power & Oncor/TXU AREAS—VERSION: 03-01-2002

1

Exhibit 2
Form of Sales Contract for Third Party Customer

In lieu of re-printing the document in its entirety, this Exhibit 2 shall be deemed to be the Master Power Purchase and Sale Agreement, Version 2.1 (04/25/00) or any subsequent version, which is published by the Edison Electric Institute and which appears on the Edison Electric Institute website at www.eei.org.

1

Exhibit 3
Specified geographic region and Investor Owned Utility List

    1.
    Center Point Energy/Reliant
    2.
    Oncor Electric/TXU
    3.
    American Electric PowerCentral Power & Light/West Texas Utilities
    4.
    Texas New Mexico Power

1

Exhibit 4
Approved Description and letter for Relationship Between Gexa and TXUPM

TO WHOM IT MAY CONCERN:

TXU Portfolio Management Company LP ("TXUPM") and Gexa Corporation ("Gexa") have entered into an Energy Marketing Support Agreement effective April 8, 2003, and continuing for an initial term of five (5) years, regarding certain electric power marketing activities of Gexa. This agreement provides that TXUPM will provide various types of support to Gexa to facilitate Gexa's purchases of electric power and transmission capacity from third parties. The procedure envisioned by such Agreement is for the supplier to enter into contracts with TXUPM for the sale of supplies to TXUPM, which will be resold to Gexa. TXUPM will be responsible to the supplier for all obligations in connection with such sale and receipt of electric energy and capacity. Because TXUPM will be supporting Gexa's business in multiple respects, this should satisfy your company's credit requirements. If you have any questions between the relationship between Gexa and TXUPM, please call Bob Almond at TXUPM at (214) 875-9365.

1

Exhibit 5
Monthly Purchase Limit

As of the Effective Date, [*]

[*]
This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

1

EXHIBIT 6
LOCKBOX AND DEPOSITORY ACCOUNT REQUIREMENTS

LOCKBOX

  1.
  All receivables received by Gexa Corporation for sale contracts and for disbursement to Gexa Corporation and TXU Portfolio Management Company LP ("TXUPM") must go directly to the joint lockbox address. This includes, but is not limited to, all customer payment via cash, cashier's check, personal check, money order, and credit card.

  2.
  All lockbox receipts will be handled solely by bank employees.

  3.
  All lockbox receipts will be deposited exclusively into the joint depository account on a daily basis.

  4.
  The lockbox must be maintained during the entire terns of the Support Agreement, and until all contracts entered into have been settled.

  5.
  Gexa Corporation is responsible for all fees and service charges relating to the lockbox account.

  6.
  Neither Gexa Corporation nor TXUPM can request modifications to this account without the prior written consent of the other party.

DEPOSITORY ACCOUNT

  1.
  Employees of Gexa Corporation, as assigned on the bank documentation, have authority only to initiate wire transfers/ACHs for disbursement.

  2.
  Employees of TXUPM, as assigned on the bank documentation, have authority to both initiate wire transfers/ACH's (if deemed necessary due to default under the Support Agreement by Gexa Corporation) and to release all wire transfers/ACH's.

  3.
  All requests for disbursement must be received no later than 12:00 p.m. CST on the second business day prior to the requested date of payment from Gexa Corporation to the appropriate TXUPM accountant.

  4.
  Gexa Corporation is responsible for all fees and service charges relating to the depository account.

  5.
  Blank checks for the Lockbox Account will remain in the possession of Gexa Corporation except for such checks as may reasonably be requested by TXUPM from time to time.

  6.
  Employees of Gexa Corporation may fill out checks to be used as payment(s), and then overnight/mail the completed check(s) with all backup detail to the appropriate accountant at TXUPM for TXUPM's approval and signature.

  7.
  Checks may be accompanied by stamped Gexa Corporation return mail envelopes for TXUPM to mail, once the appropriate signature has been received.

  8.
  If Gexa Corporation prefers to mail the check(s) directly, then they shall requested that the check(s) be overnighted/mailed back to their attention for proper disbursement.

  9.
  Employees of TXUPM, as assigned on the bank documentation, will be the only party signature on any and all checks written from the depository account.

1

  10.
  On a monthly basis, after all payments have been paid, and there are no other claims by TXUPM related to amounts owed by Gexa Corporation to TXUPM, then all remaining funds in the account shall be distributed to Gexa Corporation, via a wire request (per the payment request requirements listed above and in the Lockbox Agreement or the support Agreement, as applicable).

  11.
  Gexa Corporation is entitled to any interest that accrues in the Lockbox Account, and such interest shall be disbursed to Gexa Corporation upon request (per the payment request requirements listed above and in the Support Agreement or Lockbox Agreement, as applicable).

  12.
  Neither Gexa Corporation nor TXUPM can request modifications to this account without the prior written consent of the other party.

  13.
  Gexa Corporation is required to provide a copy of the monthly bank statements, including a reconciliation, on a monthly basis.

All of the items listed above are a summary of the details of the Energy Marketing Support Agreement between TXUPM and Gexa Corporation (the "Support Agreement") and the Lockbox Agreement entered into by such parties and attached thereto (the "Lockbox Agreement"). In the event of any inconsistencies between this document and the terms or conditions of the Support Agreement or the Lockbox Agreement, the Support Agreement or Lockbox Agreement, as applicable, shall be regarded as the controlling terms and conditions. In the event of a discrepancy between TXUPM and Gexa regarding contract interpretation, TXUPM's interpretation will prevail.

2

Exhibit 7
Security Agreement

THIS SECURITY AGREEMENT (this "Agreement") is made and entered into as of April 8, 2003, by and between GEXA CORPORATION, a Texas corporation doing business as Gexa Energy Corporation (herein "Borrower"), and TXU ENERGY TRADING COMPANY LP, a Texas limited partnership (together with any successors and assigns, herein "Lender").

        A.    Pursuant to that certain Energy Marketing Support Agreement dated as of                        , 2003, by and between Lender and Borrower (as amended, supplemented or otherwise modified from time to time, herein the "Loan Agreement"). Lender has agreed to extend financial accommodations to Borrower.

        B.    The parties hereto desire to enter into this Agreement in order to create the security interest contemplated in the Loan Agreement and to set forth the rights and duties of the parties.

        C.    Capitalized terms used herein shall have the meanings assigned to them in Schedule A, or in the Loan Agreement and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern. All schedules, attachments, addenda and exhibits hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

I. SECURITY INTEREST

        1.1   Grant of Security Interest. (a) As collateral security for the prompt and complete payment and performance of the Obligations, each of the Borrower and any other Credit Party hereafter executing this Agreement hereby grants to the Lender a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right. title or interest: all Accounts; all Deposit Accounts, all other bank accounts and all funds on deposit therein; all money, cash and cash equivalents; all Investment Property; all Stock; all Goods (including Inventory, Equipment and Fixtures and specifically including all electric power); all Chattel Paper, Documents and Instruments; all Books and Records; all General Intangibles; (including all Intellectual Property, contract rights, choses in action, Payment Intangibles and Software); all Letter-of-Credit Rights; all Supporting Obligations; and to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of all and any of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing, but excluding in all events Hazardous Waste (all of the foregoing, together with any other collateral pledged to the Lender pursuant to any other Loan Document, collectively, the "Collateral").

          (b)   Borrower, Lender and each other Credit Party hereafter executing this Agreement agree that this Agreement creates, and is intended to create, valid and continuing first priority Liens upon the Collateral in favor of Lender. Borrower and each other Credit Party hereafter executing this Agreement represents, warrants and promises to Lender that: (1) Borrower and each other Credit Party granting a Lien in Collateral has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, free and clear of any and all Liens or claims of others, other than Permitted Encumbrances; (ii) the security interests granted pursuant to this Agreement, upon completion of the filings and other actions listed on Disclosure Schedule 1.1 (which. in the case of all filings and other documents referred to in said Schedule. have been delivered to the Lender in duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Lender as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from any Credit Party (other than purchasers of Inventory in the ordinary course of business) and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances that have priority by operation of law: and (iii) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances. Borrower and each other Credit Party executing this Agreement promise to defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and each shall take such actions, including (w) all actions necessary to grant Lender "control" of any Investment Property, Deposit Accounts. Letter-of-Credit Rights or electronic Chattel Paper owned by such Credit Party, with any agreements establishing control to be in form and substance satisfactory to Lender, (x) the prompt delivery of all original Instruments. Chattel Paper and certificated Stock owned by Borrower and each other Credit Party granting a Lien on Collateral to Lender, (y) notification of Lender's interest in Collateral at Lender's request, and (z) the institution of litigation against third parties as shall be prudent in order to protect and preserve each Credit Party's and Lender's respective and several interests in the Collateral. Borrower (and any other Credit Party granting a Lien in Collateral) shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents. If any Credit Party retains possession of any Chattel Paper or Instrument with Lender's consent, such Chattel Paper and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of TXU Portfolio Management Company LP." Each Credit Party executing this Agreement shall promptly, and in any event within two (2) Business Days after the same is acquired by it. notify Lender of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Lender, such Credit Party shall enter into a supplement to this Agreement granting to Lender a Lien in such commercial tort claim.

        1.2   Lender's Rights. (a) Lender may. (i) at any time in Lender's own name or in the name of Borrower. communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments. Chattel Paper or other Collateral to verify to Lender's satisfaction, the existence, amount and terms of, and any other matter relating to, Accounts, Payment Intangibles, Instruments. Chattel Paper or other Collateral, and (ii) at any time after a Default has occurred and is continuing and without prior notice to Borrower or any other Credit Party, notify Account Debtors and other Persons obligated on any Collateral that Lender has a security interest therein and that payments shall be made directly to Lender. Upon the request of Lender, Borrower shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral. Borrower hereby constitutes Lender or Lender's designee as Borrower's attorney with power to endorse Borrower's name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

          (b)   Borrower shall remain liable under each Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Lender shall have no obligation or liability whatsoever to any Person under any Contract, Instrument Or License (between Borrower or any other Credit Party and any Person other than Lender) by reason of or arising out of the execution, delivery or performance of this Agreement, and Lender shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Borrower, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

          (c)   Borrower and each other Credit Party shall, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times): (i) provide access to such property to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of Borrower's and such Credit Party's Books and Records: and (iii) permit Lender to inspect, review, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Lender considers advisable, and Borrower and such Credit Party agree to render to Lender, at Borrower's and such Credit Party's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

          (d)   After the occurrence and during the continuance of a Default, Borrower, at its own expense, shall cause the certified public accountant then engaged by Borrower to prepare and deliver to Lender at any time and from time to time, promptly upon Lender's request, the following reports: (i) a reconciliation of all Accounts: (ii) an aging of all Accounts; (iii) trial balances; and (iv) test verifications of such Accounts as Lender may request. Borrower, at its own expense, shall cause its certified independent public accountants to deliver to Lender the results of any physical verifications of all or any portion of the Inventory made or observed by such accountants when and if such verification is conducted. Lender shall be permitted to observe and consult with Borrower's accountants in the performance of these tasks.

        1.3   Lender's Appointment as Attorney-in-fact. On the Closing Date, Borrower and each other Credit Party executing this Agreement shall execute and deliver a Power of Attorney in the form attached as Exhibit A. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Lender under the Power of Attorney are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender agrees not to exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing. Borrower and each other Credit Party executing this Agreement also hereby (i) authorizes Lender to file any financing statements, continuation statements or amendments thereto that (x) indicate the Collateral (1) as all assets of such Credit Party (or any portion of such Credit Party's assets) or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Chapter 9 of the Code of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (y) contain any other information required by Subchapter E of Chapter 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Lender to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. Borrower and each other Credit Party executing this Agreement acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender, subject to such Credit Party's rights under Section 9.509(d)(2) of the Code.

        1.4   Grant of License to Use Intellectual Property Collateral. Borrower and each other Credit Party executing this Agreement hereby grants to Lender an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to Borrower or such Credit Party) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by Borrower or such Credit Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof,, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the Termination Date.

II. EVENTS OF DEFAULT: RIGHTS AND REMEDIES

        2.1   Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder which shall be deemed to be continuing until waived in writing by Lender in accordance with Section 4.3:

          (a)   Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable; or

          (b)   Borrower or any other Credit Party (whether or not such Credit Party has signed this Agreement) shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Agreement or any of the other Loan Documents; or

          (c)   an event of default shall occur under any Contractual Obligation of the Borrower or any other Credit Party (other than this Agreement and the other Loan Documents), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date of payment; or

          (d)   any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Lender by Borrower or any other Credit Party shall be untrue or incorrect as of the date when made or deemed made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement; or

          (e)   there shall be commenced against the Borrower or any other Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that remains unstayed or undismissed for thirty (30) consecutive days; or Borrower or any other Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud any of its creditors or made or suffered a transfer of any of its property or the incurring of an obligation that may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

          (f)    a case or proceeding shall have been commenced involuntarily against Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian. receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order ranting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person's right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

          (g)   Borrower or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section 2.1 or clauses (1) and (ii) of this paragraph (g), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due: or

          (h)   a final judgment or judgments for the payment of money in excess of the $50,000.00 in the aggregate shall be rendered against Borrower or any other Credit Party, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within fifteen (15) days of judgment, or (ii) vacated, stayed, bonded, paid or discharged within a period of fifteen (15) days from the date of such judgment; or

          (i)    any other event shall have occurred that has had or could reasonably be expected to have a Material Adverse Effect; or

          (j)    any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Lender shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral (or any Credit Party shall so assert any of the foregoing); or

          (k)   a Change of Control shall have occurred with respect to any Corporate Credit Party; or

          (l)    an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred and are then continuing, could reasonably be expected to result in liability of any Credit Party in an aggregate amount exceeding $50,000.00.

        2.2   Remedies. (a) If any Default shall have occurred and be continuing, then Lender may terminate or suspend its obligations under the Loan Agreement. In addition, if any Event of Default shall have occurred and be continuing, Lender may, without notice, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, including contingent liabilities with respect to Credit Guarantees, whereupon such Obligations shall become and be due and payable; (ii) require that all Credit Guarantees be fully cash collateralized pursuant to Schedule B; or (iii) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of any Event of Default specified in Sections 2.1 (e), (f) or (g), the Obligations shall become immediately due and payable (and any obligation of Lender to provide credit support and other services under the Loan Agreement, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by Lender.

          (b)   Without limiting the generality of the foregoing, Borrower and each other Credit Party executing this Agreement expressly agrees that upon the occurrence of any Event of Default, Lender may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right of equity of redemption, which equity of redemption Borrower and each other Credit Party executing this Agreement hereby releases. Such sales may be adjourned, or continued from time to time with or without notice. Lender shall have the right to conduct such sales on any Credit Party's premises or elsewhere and shall have the right to use any Credit Party's premises without rent or other charge for such sales or other action with respect to the Collateral for such time as Lender deems necessary or advisable.

          (c)   Upon the occurrence and during the continuance of an Event of Default and at Lender's request, Borrower and each other Credit Party executing this Agreement agrees to assemble the Collateral and make it available to Lender at places that Lender shall reasonably select, whether at its premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof. to the extent that Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Lender shall have no obligation to any Credit Party to maintain or preserve the rights of any Credit Party as against third parties with respect to any Collateral while such Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender's remedies with respect thereto without prior notice or hearing. To the maximum extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrower and each other Credit Party executing this Agreement agrees that ten (10) days' prior notice by Lender to such Credit Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower and each other Credit Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

          (d)   Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Lender may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

        2.3   Waivers by Credit Parties. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law. Borrower and each other Credit Party executing this Agreement waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, any notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Lender on which such Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard: (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies: and (c) the benefit of all valuation, appraisal and exemption laws. Borrower and each other Credit Party executing this Agreement acknowledges that each has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

        2.4   Proceeds. The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Lender upon receipt to the Obligations in such order as Lender may deem advisable in its sole discretion (including the cash collateralization of any Letter of Credit Obligations), and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by any provision of law, including Sections 9.608(a)(1) and 9.615(a)(3) of the Code (but only after Lender has received what Lender considers reasonable proof of a subordinate party's security interest), the surplus, if any, shall be paid to Borrower or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

III. SUCCESSORS AND ASSIGNS

        Each Loan Document shall be binding on and shall inure to the benefit of Borrower and each other Credit Party executing such Loan Document, Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Neither Borrower nor any other Credit Party may assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Lender. Any such purported conveyance by Borrower or such Credit Party without the prior express written consent of Lender shall be void. There shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents. Lender reserves the right at any time to create and sell participations in the Loan Documents and to sell, transfer or assign any or all of its rights in and under the Loan Documents.

IV. MISCELLANEOUS

        4.1   Complete Agreement: Modification of Agreement. This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied). No Loan Document may be modified, altered or amended except by a written agreement signed by Lender, and each other Credit Party a party to such Loan Document. Borrower and each other Credit Party executing this Agreement or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Documents from the date of its execution and delivery, regardless of whether any financial accommodations have been extended by Lender to Borrower.

        4.2   Expenses. Borrower agrees to pay or reimburse Lender for all costs and expenses (including the fees and expenses of all counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith) incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection, including deficiency collections; (c) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of any proceeds (including all wire transfer fees); (d) any amendment, waiver or other modification with respect to any Loan Document or advice in connection with the administration of the Loan Documents or the rights thereunder; (e) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (f) any effort (i) to monitor transactions arising with respect to the Loan Documents; (ii) to evaluate, observe or assess Borrower or any other Credit Party or the affairs of such Person; and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

        4.3   No Waiver. Neither Lender's failure, at any time, to require strict performance by Borrower or any other Credit Party of any provision of any Loan Document, nor Lender's failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof or waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the Loan Documents shall not suspend, waive or affect any other Default or other provision under any Loan Document, and shall not be construed as a bar to any right or remedy that Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrower or any other Credit Party to Lender contained in any Loan Document and no Default by Borrower or any other Credit Party under any Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

        4.4   Severability: Section Titles. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Borrower or any other Credit Party or the rights of Lender relating to any unpaid Obligation. (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the termination of the Loan Agreement, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of the Credit Parties under the Loan Documents shall survive the Termination Date. The Section titles contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        4.5   Authorized Signature. Until Lender shall be notified in writing by Borrower or any other Credit Party to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Lender or any of Lender's officers, agents, or employees to be that of an officer of Borrower or such other Credit Party shall bind Borrower and such other Credit Party and be deemed to be the act of Borrower or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by Borrower's or such other Credit Party's Board of Directors, and Lender shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance thereon shall have actual knowledge to the contrary.

        4.6   Notices. Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 4.6), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule C or to such other address (or facsimile number) as may be substituted by notice given as herein provided. Failure or delay in delivering copies of any such communication to any Person (other than Borrower or Lender) designated in Schedule C to receive copies shall in no way adversely affect the effectiveness of such communication.

        4.7   Counterparts. Any Loan Document may be authenticated in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument. Any Loan Document may be authenticated by manual signature, facsimile or, if approved in writing by Lender, electronic means, all of which shall be equally valid.

        4.8   Time of the Essence. Time is of the essence for performance of the Obligations under the Loan Documents.

        4.9   GOVERNING LAW. THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY. AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

        4.10 SUBMISSION TO JURISDICTION: WAIVER OF JURY TRIAL. (A) BORROWER AND EACH OTHER CREDIT PARTY HEREAFTER EXECUTING THIS AGREEMENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN TEXAS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND SUCH CREDIT PARTY AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDER, BORROWER AND SUCH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A FEDERAL COURT LOCATED OUTSIDE OF TEXAS; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER

JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER 1N FAVOR OF LENDER. BORROWER AND EACH OTHER CREDIT PARTY HEREINAFTER EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER AND SUCH CREDIT PARTY HEREBY WAIVE ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY WANE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER OR SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SCHEDULE C OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S OR SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

        (B)  BORROWER AND EACH OTHER CREDIT PARTY HEREAFTER EXECUTING THIS AGREEMENT HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT. OR OTHERWISE BETWEEN LENDER, BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

        4.11 Press Releases. Neither any Credit Party nor any of its Affiliates will in the future issue any press release or other public disclosure using the name of TXU Portfolio Management Company LP or its affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to Lender and without the prior written consent of Lender unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then. in any event. such credit Party or Affiliate will consult with Lender before issuing such press release or other public disclosure.

        4.12 Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any other Credit Party, or otherwise, all as though such payments had not been made.

        4.13 Statutory Compliance. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, this Security Agreement has been duly executed as of the date first written above.

/s/ GEXA CORPORATION

/s/ TXU ENERGY TRADING COMPANY LP

SCHEDULE A

DEFINITIONS

        Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Loan Documents) the following respective meanings:

        "Account Debtor" means any Person who is or may become obligated with respect to. or on account of. an.Account, Chattel Paper or General Intangible (including a Payment Intangible).

        "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person, including: (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the Code); (ii) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (iii) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued. for a secondary obligation incurred or to be incurred, for energy, provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person): (v) all health care insurance receivables; and (vi) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

        "Affiliate" means, with respect to any Person: (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power for the election of directors of such Person; (ii) each other Person that controls, is controlled by or is under common control with such Parson or any Affiliate of such Person; or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

        "Agreement" means this Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as in effect at the time such reference becomes operative.

        "Books and Records" means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or Borrower's business.

        "Borrower" means the Person identified as such in the preamble of this Agreement.

        "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Texas.

        "Cash Collateral Account" has the meaning assigned to it in Schedule C.

        "Change of Control" means, with respect to any Person on or aver the Closing Date, that any change in the composition of its stockholders as of the Closing Date shall occur which would result in any stockholder or group acquiring 49.9% or more of any class of Stock of such Person, or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the Board of Directors of such Person or otherwise direct the management or affairs of such Person by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

        "Charges" means all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable). levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of any Credit Party, (iv) the ownership or use of any assets by any Credit Party, or (v) any other aspect of any Credit Party's business.

        "Chattel Paper" means all "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Person.

        "Closing Daze" means the Business Day on which the Loan Agreement is executed and delivered.

        "Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender's Lien on in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term "Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

        "Collateral" has the meaning assigned to it in Section 1.1.

        "Contracts" means all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

        "Contractual Obligation" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

        "Copyright License" means rights under any written agreement now owned or hereafter acquired by any Person granting the right to use any Copyright or Copyright registration.

        "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Person: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office, and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements. all rights corresponding thereto throughout the world and all renewals and extensions thereof:

        "Corporate Credit Party" means any Credit Party that is a corporation, partnership or limited liability company.

        "Credit Guarantee" has the meaning assigned to such term in the Loan Agreement.

        "Credit Party" means Borrower, and each other Person (other than Lender) that is or may become a party to this Agreement or any other Loan Document.

        "Default" means any Event of Default or any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

        "Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Person.

        "Documents" means all "documents," as such tern is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all hills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

        "Environmental Laws" means all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

        "Environmental Liabilities" means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person and which relate to any health or safety condition regulated under any Environmental Law, environmental permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

        "Equipment" means all "equipment" as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description that may be now or hereafter used in such Person's operations or that are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

        "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC, or, solely for the purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

        "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

        "Event of Default" has the meaning assigned to it in Section 2.1.

        "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Person.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

        "General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest which such Person may now or hereafter have in or under any Contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire. damage. loss, and casualty. whether covering personal property. real property, tangible rights or intangible rights, all liability, life. key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, chores in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, and rights of indemnification.

        "Goods" means all "goods," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all electric power, embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Hazardous Waste" has the meaning ascribed to such term in the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et. seq.).

        "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

        "Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

        "Inventory" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

        "Investment Property" means all "investment property," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

        "IRC" and "IRS" mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successors thereto.

        "Lender" means TXU Portfolio Management Company LP and, if at any time Lender shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee or such other members of the syndicate.

        "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the Code, now owned or hereafter acquired by any Person, including tights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

        "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person.

        "Lien" means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of. or agreement to give, any financing, statement perfecting a security interest under the Code or comparable law of any jurisdiction).

        "Loan Documents" means this Agreement, the Loan Agreement, the financial statements, the Power of Attorney, the lock box account agreements, and all security agreements, mortgages and all other documents, instruments, certificates, and notices at any time delivered by any Person (other than Lender) in connection with any of the foregoing.

        "Lock Box Account" and "Lock Box Agreement" have the meaning assigned to such terms in the Loan Agreement.

        "Material Adverse Effect" means: a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower or any other Credit Party or the industry within which Borrower or any other Credit Party operates, (b) Borrower's or any other Credit Party's ability toy pay or perform the Obligations under the Loan Documents to which such Credit Party is a party in accordance with the terms thereof, (c) the Collateral or Lender's Liens on the Collateral or the priority of any such Lien, or (d) Lender's rights and remedies under this Agreement and the other Loan Documents.

        "Multiemployer Plan" means a "multiemployer plan," as defined in Section 4001(a) (3) of ERISA, to which Borrower, any other Credit Party or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

        "Obligations" means all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent. or amounts are liquidated or determinable) owing by Borrower and any other Credit Party to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement between Borrower, such Credit Party and Lender, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding). Fees, Charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents, and all principal and interest due in respect of the Loans and all obligations and liabilities of any Guarantor under any Guaranty.

        "Patent License" means rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

        "Patents" means all of the following in which any Person now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country. all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

        "Payment Intangibles" means all "payment intangibles" as such term is defined in the Code, now owned or hereafter acquired by any Person.

        "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

        "Permitted Encumbrances" means the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of the Loan Documents; (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of any Credit Party; (v) inchoate and unperfected workers', mechanics', or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (vi) carriers', warehousemans', suppliers' or other similar possessory liens arising in the ordinary course of business and securing indebtedness not vet due and payable in an outstanding aggregate amount not in excess of $25,000 at any time so long as such Liens attach only to Inventory; (vii) deposits of money securing. or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (viii) zoning restrictions. easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; and (ix) Liens in favor of Lender securing the Obligations.

        "Person" means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

        "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated. would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

        "Proceeds" means "proceeds," as such term is defined in the Code and. in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower or any other Credit Party from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower or any other Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority); (iii) any claim of Borrower or any other Credit Party against third patties (a) for past, present or future infringement of any Intellectual Property or (b) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (iv) any recoveries by Borrower or any other Credit Party against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (v) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (v) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

        "Requirement of Law" means as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

        "Stock" means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

        "Supporting Obligations" means all "supporting; obligations" as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

        "Termination Date" means the date on which all Obligations under this Agreement are indefeasibly paid in full, in cash (other than amounts in respect of Credit Guarantees if any, then outstanding. provided that Borrower shall have funded such amounts in cash in full into the Cash Collateral Account), and Borrower shall have no further right to obtain financial accommodations under any Loan Document.

        "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark or Trademark registration.

        "Trademarks" means all of the following now owned or hereafter adopted or acquired by any Person: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof; or any other country or any political subdivision thereof (ii) all reissues, extensions or renewals thereof; and (iii) all goodwill associated with or symbolized by any of the foregoing.

        "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

        Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP. All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words "herein," "hereof and "hereunder" or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

        For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

May 30, 2003

Mr. Neil Leibman
Gexa Energy Corp.
24 Greenway Plaza, Ste 1826
Houston, Texas 77046

Re:
Monthly Purchase Limit

Dear Neil:

This letter serves as written notice of an increase in the Monthly Purchase Limit as contemplated in section 3.8 of our Energy Marketing Support Agreement dated April 8, 2003. Effective today, May 30, 2003, the new Monthly Purchase Limit is [*].

[*]
This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

In addition, and in accordance with section 3.8 of our Energy Marketing Support Agreement, please find enclosed a revised Exhibit 5 to said agreement. This exhibit supercedes and replaces the previous exhibit.

If you have any questions, please contact me.

Sincerely.

/s/ Keith Ford

enclosure

Exhibit 5
Monthly Purchase Limit

As of the Effective Date, [*]

As of May 30, 2003, [*]

[*]
This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

October 13, 2003

Mr. Neil Liebman
Gexa Corporation
24 Greenway Plaza, Suite 1826
Houston, Taws 77046

RE:    Energy Marketing Support Agreement dated April 8, 2003 (the "Support Agreement") between TXU Portfolio Management Company LP ("TXUPM") and Gexa Corporation, d/b/a Gexa Energy Corporation ("Gexa")

Dear Neil:

The purpose of this letter agreement is to clarify the mutual understanding of Gexa and TXUPM regarding the interpretation of Section 4.3 is the Support Agreement regarding Gexa's obligation as of the date hereof to balance its sales obligations with its purchase obligations. For purposes of said Section 4.3, Gexa and TXUPM agree that with respect to residential customer contracts and other contracts that are subject to consumer protection rules such that this term is of a month to month nature, that such contracts shall have an assumed term of six months. Except for the use of the assumed term stated in the prior sentence, Gexa shall ensure that its purchases and sales quantities are in balance using commercially reasonable estimates and business practices.

If at any time TXUPM determines in its sole discretion that then current market conditions or other factors indicate the interpretation set forth above is no longer appropriate or satisfactory, TXUPM may terminate the understanding set forth in this letter upon written notice to Gexa, provided that any quantities theretofore contracted for by Gexa in accordance with this letter agreement shall not be deemed to be a violation of Section 4.3 of the Support Agreement. Upon termination of this letter by TXUPM, Gexa and TXUPM agree to reasonably negotiate to determine another mutually agreeable interpretation of Section 4.3.

In the event of a conflict between the Support Agreement and this letter, this letter shall control. Except as may be modified herein, the Support Agreement shall continue in full force and effect in accordance with its terms. If you are in agreement with the foregoing, please so signify by signing and returning one copy of this letter to the undersigned.

Sincerely, /s/ JEFF SHORTER	Agreed, /s/ NEIL LEIBMAN

AMENDMENT NO. 1 TO ENERGY MARKETING SUPPORT AGREEMENT

        THIS AGREEMENT (the "Amendment") is made and entered into as of this 13th day of October, 2003, by and between TXU Portfolio Management Company LP, a Texas Limited partnership ("TXUPM"), and Gexa Corporation, D/B/A Gexa Energy Corporation, a Texas Corporation ("Gexa"). Each of TXUPM and Gexa may be referred to herein individually as a "Party" or collectively as "Parties".

        WHEREAS, the Parties hereto have heretofore entered into that certain Energy Marketing Support Agreement dated April 8, 2003, under the terms of which the TXUPM will purchase and resell to Gexa electric capacity and energy and will provide Gexa with various services as set forth herein to support Gexa's growth strategy; and

        WHEREAS, the Parties desire to amend the Support Agreement as hereinafter set forth;

        NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and other good and valuable consideration, the Parties do hereby agree as follows:

        1.     Subparagraph (b) of Section 7.1 of the Support Agreement is deleted in its entirety and the following is substituted therefor:

          (b)   TXUPM shall calculate the Monthly Credit Fee applicable to Baseline Purchases pursuant to the following schedule:

        [*]

[*]
This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

        2.     Section 5.5(b) is deleted from the Support Agreement in its entirety, and the following is substituted therefor:

          (b)   TXUPM shall invoice Gexa for all fees, costs, charges or payments due to TXUPM hereunder each month during the term of this Agreement. TXUPM shall be paid such fees, costs, charges or payments by disbursements to TXUPM from the Lockbox Account on (i) the fourth (4th) day of November 2003 for deliveries made during September 2003; (ii) the third (3rd) day of December 2003 for deliveries made during the month of October, 2003; (iii) the second (2nd) day of January 2004 for deliveries made during November 2003; (iv) the second (2nd) day of February 2004 for deliveries made during December 2003, and (v) the last Business Day of each month following the month of delivery thereafter. If the Lockbox Account contains insufficient funds to completely satisfy any such TXUPM fee invoice, in addition to disbursement of any and all funds in the Lockbox Account to TXUPM, Gexa shall immediately pay TXUPM any remaining deficiency by wire transfer. Gexa's failure to adhere to such obligations shall be deemed to be an Event of Default.

        3.     Exhibit 5 to the Support Agreement is deleted in its entirety and the Exhibit 5 attached to this Amendment No. 1 is substituted therefor.

1

        4.     The following Section 3.9 is added to Article 3 of the Support Agreement:

          3.9   Notwithstanding anything to the contrary herein, Gexa may create separate legal entities which are affiliates or subsidiaries of Gexa to make purchases and sales of electric power from or to third parties, which purchases and sales will not subject to the terms of this Support Agreement or the Master Power Purchase Agreement, under the following conditions:

            3.9.1 In the event TXUPM declines to allow an increase in the Monthly Purchase Limit set forth in Exhibit 5 hereof above the applicable limit set forth therein from time to time (assuming Gexa has provided all additional Independent Amounts as required to increase the Monthly Purchase Limit to the maximum permitted under Exhibit 5), and Gexa is purchasing the Monthly Purchase Limit in accordance with the terms of this Agreement and the Master Power Purchase and Supply Agreement, Gexa may make additional purchases and associated retail sales within Texas in excess of the applicable Monthly Purchase Limit through another Retail Electric Provider which is an affiliate or subsidiary of Gexa (the "New REP"). Any contracts entered into by such New REP while Gexa is purchasing the Monthly Purchase Limit from TXUPM shall continue to effect, and purchases shall continue to be made by the New REP in accordance with the terms thereof, even in the event the Monthly Purchase Limit is thereafter increased or Gexa's purchases under the Master Power Purchase and Sale Agreement fall below the Monthly Purchase Limit in Exhibit 5.

            3.9.2. In the event Gexa desires to make sales of electric power to markets outside the State of Texas ("Non-Texas Transactions"), Gexa may make such sales and associated purchases to and from any third parties through another entity (the "Non-Texas Entity") which is an affiliate or subsidiary of Gexa. Non-Texas Transactions shall not be subject in any manner to the terms of this Agreement or the Master Power Purchase and Sale Agreement without any additional written agreement relating thereto between Gexa and TXUPM.

            3.9.3 Gexa shall ensure that no party to any contract which is entered into by a New REP as contemplated in Section 3.9.1 or with respect to Non-Texas Transactions as contemplated in Section 3.9.2 has any recourse or claim against or security interest in Gexa Corporation or any of Gexa Corporation's assets with respect to any matter arising from or relating in any manner to any such contract.

            3.9.4 It is recognized that Gexa has granted TXUPM a security interest in and Lien upon all of its property and assets to secure its obligations under this Agreement and under the Master Power Purchase and Sale Agreement (the "Security Interest"). Upon request of Gexa, TXUPM shall release any New REP, all contracts and other interests of any New REP, any Non-Texas Entity and any Non-Texas Transactions from the Security Interest. Gexa shall reimburse TXUPM for any direct costs (including, without limitation, attorneys fees and recording fees) incurred in releasing such assets from the Security Interest.

        5.     The following Section 16.14 is added to the Support Agreement:

          16.14 It is recognized that Gexa is serving as its own Qualified Scheduling Entity ("QSE") for all quantities of power delivered to Gexa under the Master Power Purchase and Sale Agreement. If at any time (i) there exists an Event of Default or a Potential Event of Default, however designated, with respect to Gexa under either the Master Power Purchase and Sale Agreement or this Energy Marketing Support Agreement, or (ii) ERCOT determines that Gexa is not creditworthy, Gexa shall, upon written notice from TXUPM, appoint TXUPM as Gexa's QSE for all quantities of power delivered under the Master Power Purchase and Sale Agreement, and shall fully cooperate with TXUPM in implementing such change at the earliest practicable date.

        5.     This Amendment shall be effective as of the date first hereinabove written, and shall be binding upon the Parties hereto and upon their respective successors and assigns.

        6.     Except as herein changed and amended, the Support Agreement shall continue and remain in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

TXU Portfolio Management Company, LP /s/ JEFF SHORTER	Gexa Corporation /s/ NEIL LEIBMAN

2

Exhibit 5
Monthly Purchase Limit

The Monthly Purchase Limit (as defined in Section 3.8 of this Agreement) for any month shall be the quantity set forth opposite the lowest value of a Letter of Credit provided and maintained by Gexa in favor of TXUPM during such month as an Independent Amount under the Master Power Purchase and Sale Agreement.

[*]

Gexa may, so long as there is no Event of Default or Potential Event of Default, however designated, under either this Agreement or the Master Power Purchase and Sale Agreement, increase the Monthly Purchase Limit above [*] by providing to TXUPM in advance additional Performance Assurance, as an increase in the Independent Amount under the Master Power Purchase and Sale Agreement, in the form of a Letter of Credit in the amount of [*] for each incremental increase of [*] or any portion thereof, provided, however, that the Monthly Purchase Limit shall not be increased above [*] without the prior written consent of TXUPM. Nothing herein shall be construed to affect TXUPM's contained right to adjust the Monthly Purchase Limit herein as provided in Section 3.8 of this Agreement.

[*]
This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

1